   U.S. Securities and Exchange Commission

Washington, D.C. 20549

FORM S-8

Registration Statement

Under the Securities Act of 1933

T-BAY HOLDINGS, INC.

(Exact Name of Registrant as specified in charter)

 Nevada                 33-37099S             91-1465664

(State of Incorporation)    (SEC File Number)   (IRS Employer I.D. No.)

208 South Academy Avenue, Suite 130, Eagle, Idaho 83616

(Address of principal executive offices)

2005 Stock Grant and Option Plan

(Full Title of the Plan)

Li, Tianpei

T-Bay Holdings, Inc.

208 South Academy Avenue, Suite 130

Eagle, ID 836165

(Name and Address of agent for Service)

(208) 342-8888

(Telephone number, including area code for agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered Common $.001 par value	(1) Securities to be registered 6,500,000 shares	Proposed maximum offering price per share (2) $1.75	Proposed maximum aggregate offering price (2) $11,375,000	Amount of Registration Fee (3) $1,338.84

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and ask price reported on March 16, 2005 by the NASD OTC Bulletin Board.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

PART II

Item 3.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated in this registration statement by reference:

(a)

All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company’s Annual Report on Form 10-KSB for the year ending December 31, 2003, 10-QSB for the periods ending March 31, June 30 and September 30, 2004.

     In addition, all documents subsequently filed pursuant to Sections 13(a),

13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which de-registers all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents.  Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement.  Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES

Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters in connection with this registration statement will be passed upon for T-Bay Holdings, Inc. by Cletha A. Walstrand, P.C.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Sections 78.751 and 78.752  of the  Nevada  General  Corporation  Law authorize a  corporation  to indemnify its directors,  officers,  employees,  or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including  provisions  permitting advances for expenses incurred) arising under the 1933 Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

The following documents are incorporated by reference from the Company’s Periodic Report filings, SEC File # 33-37099S, as filed with the Securities & Exchange Commission.

Exhibit Number

Description

(5.0)

Opinion of Counsel and consent regarding the legality of

the securities registered under this Registration

Statement

(10.0)

2005 Stock Grant and Option Plan

(23.0)

Consent of Independent Certifying Public Accountant

Item 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which  offers  and sales are being made, a post-effective  amendment to this registration  statement to include any material  information  with respect to the plan of  distribution  not previously disclosed  in  the  registration  statement  or  any  material  change  to  such information in the registration statement.

         (2) That, for the purpose  of  determining  any  liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  That,  for  purposes  of  determining   any  liability  under  the Securities Act of 1933, each filing of the  registrant's  annual report pursuant to Section 13(a) or Section 15(d) of the  Securities  Exchange Act of 1934 (and, where  applicable,  each  filing of an employee  benefit  plan's  annual  report pursuant  to  Section  15(d) of the  Securities  Exchange  Act of 1934)  that is incorporated by reference in the registration  statement shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange  Commission such  indemnification  is against public policy as expressed in the Act, and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or  controlling  person of the registrant in the successful  defense of any  action,  suit or  proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling  precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 16, 2005

T-BAY HOLDINGS, INC.

a Nevada corporation

/s/ Li, Tianpei

Li, Tianpei

President,

Director

Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the  following  persons on behalf of the Company and in the capacities and on the dates indicated.

Date: March 16, 2005

/s/ Li, Tianpei

Li, Tianpei

Director

/s/ Wu, Silu

Wu, Silu

Director